Exhibit 99.1

Wegener Corporation Announces a Loan Agreement Amendment

(June 29, 2011) – Johns Creek, Georgia - Wegener Corporation (OTCQB: WGNR.PK), a leading provider of products for television, audio and data distribution networks worldwide, today announced an amendment to their Loan and Security Agreement with The David E. Chymiak Trust.

“We met with Mr. Chymiak and reviewed our current and future strategies for Wegener,” stated Troy Woodbury, President and CEO of Wegener Corporation. “As a result, we are pleased to announce that the solvency representation provision has been removed from the debt covenants of our loan agreement.  Our entire team is committed to the success of Wegener and Mr. Chymiak’s willingness to remove this covenant demonstrates his continued faith in our company and our ability to serve our customers.  His support is greatly appreciated by our board of directors, management, our dedicated employees and shareholders.”

Wegener Corporation will host a conference call on Monday, July 18, 2011, at 4:15 PM Eastern Time to discuss its fiscal third quarter financial results. To join the conference call, dial 877.299.4454 or 617.597.5447 for international dial in, and enter participant code 91971088. Wegener Corporation intends to discuss financial and other operational information on this conference call. In addition, this call is being webcast by Thomson/CCBN and can be accessed from the Company’s website at www.wegener.com.  It will be archived on WEGENER’s website at www.wegener.com and the replay will be available within one hour after the conference call.

ABOUT WEGENER

WEGENER® (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (OTCQB: WGNR.PK), is an international provider of digital video and audio solutions for broadcast television, radio, telco, private and cable networks. With over 30 years experience in optimizing point-to-multipoint multimedia distribution over satellite, fiber, and IP networks, WEGENER offers a comprehensive product line that handles the scheduling, management and delivery of media rich content to multiple devices, including video screens, computers and audio devices.  WEGENER focuses on long- and short-term strategies for bandwidth savings, dynamic advertising, live events and affiliate management.

WEGENER’s product line includes: iPump® media servers for file-based and live broadcasts; COMPEL® Network Control and COMPEL® Conditional Access for dynamic command, monitoring and addressing of multi-site video, audio, and data networks; and the Unity® satellite media receivers for live radio and video broadcasts.  Applications served include:  digital signage, linear and file-based TV distribution, linear and file-based radio distribution, Nielsen rating information, broadcast news distribution, business music distribution, corporate communications, video and audio simulcasts.

WEGENER® can be reached at (770) 814-4000 or at www.wegener.com.

WEGENER, COMPEL, COMPEL CONTROL, iPUMP, MEDIAPLAN, UNITY, ASSURED FILE DELIVERY, PANDA, PROSWITCH, VIDATA, the stylized W-design logo (for WEGENER®), the stylized C-design logo (for Compel®) and the stylized PANDA design logo are all registered trademarks of WEGENER®.  All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2011 and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake any obligation to update any forward-looking statements.

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INVESTOR RELATIONS CONTACT:
Jim Traicoff – CFO
Wegener Corporation
(770) 814-4000
FAX (770) 623-9648
info@wegener.com